Exhibit 99.1

Bar Harbor Bankshares Reports First Quarter Results; Record Core ROA

BAR HARBOR, MAINE – April 27, 2021 - Bar Harbor Bankshares (NYSE American: BHB) reported a 26% increase in earnings for the first quarter 2021 compared to the same quarter of 2020.  Net income in the first quarter 2021 was $9.5 million, or $0.63 per share, compared to $7.7 million, or $0.50 per share in the same quarter of 2020.  For the same periods, core earnings (non-GAAP) were $10.2 million, or $0.68 per share, compared to $7.8 million, or $0.50 per share.  Non-core charges (non-GAAP) in the first quarter 2021 included a reduction in workforce charges totaling $900 thousand, or $0.05 per share.

FIRST QUARTER FINANCIAL HIGHLIGHTS (compared to the first quarter 2020, unless otherwise noted)

●	1.03% return on assets; 1.11% core return on assets (non-GAAP)
●	8% annualized total commercial loan growth, excluding PPP loans
●	12% annualized increase in core deposits
●	5% increase in pre-tax, pre-provision net revenue; 13% excluding non-core charges (non-GAAP)
●	22% increase in fee income
●	0.55% non-accrual to total loan ratio, 0.47% excluding purchased credit deteriorated (PCD) loans (non-GAAP), net charge-offs near zero

President and Chief Executive Officer, Curtis C. Simard stated, “During the first quarter, we increased core earnings 36% over the prior year, boosting our core return on assets to 1.11%.  Earnings in the quarter were driven by strong 8% annualized growth in total commercial loans excluding PPP loans, higher wealth management and mortgage banking income, lower core non-interest expenses and a credit provision recapture.  In short, a 13% increase in core pre-tax, pre-provision net revenue reflects continued development across the Company’s varying businesses lines.  Wealth management income increased 9% due to a 23% increase in assets under management (AUM) compared to the same quarter of 2020.  This increase reflects the strength of our newly consolidated platform as well as improved market conditions. Balancing growth with earnings is a key fundamental of our business model.  Mindful of this, we continue to generate significant gains from residential loan sales that are more profitable to the Bank in the short and long term versus recording them on our balance sheet.

“Our management teams did a great job focusing on profitability, reducing most categories of non-interest expense during the first quarter 2021.  Also, during the first quarter, we kicked off an intensive review of our non-interest expense leveraging a strategic third-party partner.  The goal of the review is to identify normalized expense run-rates that are optimal for our current size and footprint, and establish sustainable run-rates that allow for revenue growth in the future. We recorded non-core charges related to early retirement and reduction in workforce initiatives, as a result of early milestones achieved in our expense review. These non-core charges are expected to decrease salary and benefit expense by more than $3.0 million annually starting in the second quarter 2021. The final results of the review and action plans are expected to be completed by the end of the second quarter.    Our provision for credit losses was also a benefit to earnings of $500 thousand due to improved macroeconomic expectations along with lower specific reserves. Of note, we did not take outsized provisions in prior quarters based on the results of our quarterly stress testing and tightly managed credit discipline. ”

Mr. Simard continued, “Our loan to deposit ratio remains strong at 88% as we continue to enhance liquidity levels through new core deposit account openings totaling 4,300 in the first quarter.  Deposit growth has also allowed us to optimize our cost of funds by reducing wholesale funding as a percentage of total debt to 15%, compared to 29% for the first quarter 2020.  Over the past several quarters excess liquidity was used to fund earning asset growth, specifically in commercial loans.

“We adopted CECL effective January 1, 2021, which increased our allowance for credit losses (ACL) by $5.2 million and reserve for unfunded commitments by $1.6 million.  As a result of the adoption, the coverage ratio of ACL to total loans increased to 0.94% from 0.76% in the fourth quarter of 2020, excluding PPP loans.  Additionally, past due accounts within the commercial real estate and residential product lines were significantly down from year-end 2020 and total past due accounts were about half of levels experienced prior to the pandemic. Past due accounts totaled $15.7 million for the first quarter 2021 compared to $31.1 million for the same quarter of 2020. While uncertainties around general economic factors still exist, we continue to see positive trends in our credit quality indicators.

BHB - Bar Harbor Bankshares	Page 1	www.barharbor.bank

“We continue to support our customers with PPP loans and COVID related loan modifications.  At the end of the quarter, we had $23.7 million and $54.2 million of PPP loans that were originated in 2020 and 2021, respectively.  Unearned fees on PPP loans at quarter-end were $340 thousand from 2020 originations and $3.5 million from 2021 originations.  Although most of these loans are expected to be forgiven, the impact is not expected to have a significant effect on the operating results of any single quarter.  COVID modifications totaled $43.0 million at the end of the quarter, down from $68.6 million at year-end 2020, and largely represent commercial loans.    These modifications are considered modest and backed by the strong credit quality of the borrowers.  Most of the modifications are set to resume normal principal and interest payments starting in the second quarter.”

Mr. Simard further stated, “Our capital position continues to strengthen as we grow tangible book value on a 7% organic basis that excludes unrealized security gains and the impact of adopting CECL (non-GAAP).  As previously announced we increased our quarterly cash dividend 9% with an approximate annual yield of 3.26% on the heels of the 2020 repurchase of approximately 720 thousand shares. In addition, the Board of Directors approved a stock repurchase plan, authorizing the repurchase of up to 5% of our outstanding common stock, representing approximately 747,000 shares as of March 31, 2021, which is authorized to last no longer than 12 months. These return of capital measures are supported by expanded earnings, continuous growth in capital and on-going profitability programs, validating our commitment to building shareholder value.”

Mr. Simard concluded, “We are pleased with our start to 2021. Our talented teams remain committed to our customers and communities, and we continue to focus on our fee businesses, balance sheet management and credit performance. These strategic priorities drive all areas of revenue and expense control expanding both return on assets and return on capital for the long-term.”

FINANCIAL CONDITION

Total asset growth was flat in the first quarter 2021 as we continue to reposition and take advantage of the current interest rate and market conditions of the banking industry.  Total loans decreased during the quarter primarily due to prepayments within the commercial and industrial and residential portfolios along with secondary market sales.  Those decreases were partially offset by increases in commercial real estate and PPP loan growth.

Commercial real estate loans grew 13% on an annualized basis and included new originations of highly sought after borrowers in favorable industries within our footprint.  PPP loans totaled $77.9 million at quarter-end consisting of $54.2 million from 2021 originations and $23.7 million remaining from 2020 originations.  Applications for 2021 PPP loans continue to be processed and are expected to end by the third quarter 2021 timeframe in accordance with the Consolidation and Appropriations Act 2021.  Residential loans, including held for sale loans, decreased $69.6 million due to $60.7 million of originations less sales of $69.2 million and prepayments of $61.1 million due to our strategy to sell newly originated loans, allowing for the run-off of lower yielding loans.

Total deposits during the quarter increased $6.1 million to $2.9 billion. Non-maturity deposits increased $66.1 million, or 12% on an annualized basis due to growth in new customer accounts totaling 4,300.  Time deposits decreased $59.9 million to $638.4 million at quarter-end as the result of $57.0 million of brokered deposits reaching maturity.

The Company adopted the accounting standard known as CECL as of January 1, 2021. The effect of adoption increased the ACL by $5.2 million and unfunded commitment reserves by $1.6 million at the beginning of the quarter.  The overall impact to equity was $5.2 million net of deferred taxes.  During the quarter the ACL decreased due to improved macroeconomic forecasts and reserves on specific loans.  The ACL to total loans ratio, excluding PPP, for the first quarter expanded to 0.94% from 0.76% in the fourth quarter 2020.   The increase in non-accrual loans is primarily due to the conversion of purchase credit impaired (PCI) loans to purchase credit deteriorated (PCD) loans with the CECL adoption, which does not represent a true change in the credit quality of our portfolios.  Excluding PCD loans, our ratio of non-accrual loans to total was 0.47% for the first quarter compared to 0.48% at year-end 2020.  While the first quarter ACL includes the effect of net charge-offs, the majority is due to the settlement of a PCD loan that had a $300 thousand discount that increased interest income as a recovery.  There were no significant downgrades in credit quality identified through commercial loan stress testing or through regular credit reviews.

The Company’s book value per share was $27.13 at March 31, 2021 compared with $27.58 at December 31, 2020.  Net unrealized gains on securities increased equity by $4.5 million at the end of the quarter and $10.0 million at year-end 2020. Unrealized gains during the quarter were lower due to fair value adjustments affected by the upward movement in the treasury yield curve in years 3 to 30 and related impact to our weighted average 5 year portfolio duration.  Equity was also reduced by $5.2 million in the first quarter due to implementing CECL.  Excluding security adjustments and CECL adoption, tangible book value per share was $18.69 and $18.38 as of March 31, 2021 and December 31, 2020, respectively.

BHB - Bar Harbor Bankshares	Page 2	www.barharbor.bank

RESULTS OF OPERATIONS

Net income in the first quarter 2021 was $9.5 million, or $0.63 per share, compared to $7.7 million, or $0.50 per share, in the same quarter of 2020.  Net income benefited from higher fee income, lower operating expenses and a credit provision recapture in the first quarter 2021.  Core earnings in the first quarter 2021 totaled $10.2 million or $0.68 per share, compared to $7.8 million, or $0.50 per share, in the same quarter of 2020.  Non-core charges totaled $897 thousand and $226 thousand in first quarter of 2021 and 2020, respectively.

Net interest margin (NIM) in the first quarter of 2021 was 2.88% compared to 3.04% in the same period of 2020.  The decrease in NIM is due to the Federal Reserve rate cuts in response to the pandemic, which lowered the yields on many classes of earning assets and also lowered the costs of interest-bearing liabilities.  The yield on earning assets was 3.46% compared to 4.12% in the first quarter 2020 reflecting loan originations and repricing of variable rate products in a lower interest rate environment.  Costs of funds decreased to 0.72% compared to 1.28% in the first quarter 2020 due to lower rates and reductions to wholesale funding afforded by significant growth in core deposits.  PPP loans added 10 basis points to NIM during the quarter as the majority of the remaining 2020 originations were forgiven.  Accretion on PPP loans originated in the first quarter 2021 are not expected to materially affect NIM until loans are forgiven starting in the third quarter.  Excess liquidity in the form of cash balances held mostly at the Federal Reserve Bank in the first quarter 2021 reduced NIM by 15 basis points.

The provision for credit losses for the quarter was a benefit of $489 thousand compared to an expense of $1.1 million in the first quarter of 2020.  The provision recapture in the first quarter 2021 is attributable to improving economic forecasts and lower amounts of specific reserves due to credit improvements.

Non-interest income in the first quarter 2021 increased to $10.2 million from $8.4 million in the same quarter in 2020 due to higher wealth management and mortgage banking income.  While customer service fees were slightly down compared to the first quarter 2020, the income has been building up on a sequential quarter basis and is approaching pre-pandemic levels.  Wealth management is up 9% as AUM expanded 23% over the first quarter of 2020 due to improved market conditions.  Mortgage banking activities continue to contribute a significant amount of fee income due to the favorability of sales given the current interest rate environment.  Secondary market sales of residential mortgage loans totaled $69.2 million compared to $14.8 million in the same quarter of 2020.

Non-interest expense was $22.5 million in the first quarter 2021 compared to $22.4 million in the same quarter of 2020.  The increase includes $800 thousand of higher non-core expenses offset by $700 thousand in operational expense improvements.  Non-core expenses in the first quarter 2021were primarily charges from early retirement and reductions in workforce programs while the same quarter of 2020 included costs to consolidate our wealth management systems.  Reductions to most categories of non-interest expense in the quarter helped drive our efficiency ratio (non-GAAP) to 61.95%, down from 64.82% for the same period of 2020.

BHB - Bar Harbor Bankshares	Page 3	www.barharbor.bank

BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 130 years. Bar Harbor provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD LOOKING STATEMENTS

Certain statements under the headings "FIRST QUARTER FINANCIAL HIGHLIGHTS", “FINANCIAL CONDITION” and “RESULTS OF OPERATIONS” contained in this document , including regarding the Company’s intention to repurchase shares of its common stock from time to time, that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this earnings release the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying forward-looking statements. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, changes in general economic and business conditions, increased competitive pressures, changes in the interest rate environment, legislative and regulatory change, changes in the financial markets, and other risks and uncertainties disclosed from time to time in documents that the Company files with the Securities and Exchange Commission, including but not limited to those discussed in the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any subsequently filed Quarterly Reports on Form 10-Q. Because of these and other uncertainties, the Company’s actual results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, the Company’s past results of operations do not necessarily indicate future results. You should not place undue reliance on any of the forward-looking statements, which speak only as of the dates on which they were made. The Company is not undertaking an obligation to update forward-looking statements, even though its situation may change in the future, except as required under federal securities law. The Company qualifies all of its forward-looking statements by these cautionary statements.

BHB - Bar Harbor Bankshares	Page 4	www.barharbor.bank

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. The Company's non-GAAP core earnings information set forth is not necessarily comparable to non- GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

###

BHB - Bar Harbor Bankshares	Page 5	www.barharbor.bank

CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE
INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)

A	Selected Financial Highlights
B	Footnotes to Selected Financial Highlights
C	Balance Sheets
D	Loan and Deposit Analysis
E	Statements of Income
F	Statements of Income (Five Quarter Trend)
G	Average Yields and Costs
H	Average Balances
I	Asset Quality Analysis
J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

BHB - Bar Harbor Bankshares	Page 6	www.barharbor.bank

BAR HARBOR BANKSHARES

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2021	2020	2020	2020	2020
PER SHARE DATA
Net earnings, diluted	$0.63	$0.58	$0.56	$0.55	$0.50
Core earnings, diluted (1) (2)	0.68	0.62	0.61	0.56	0.50
Total book value	27.13	27.58	27.09	26.56	25.90
Tangible book value (2)	18.64	19.05	18.56	18.18	17.70
Market price at period end	29.42	22.59	20.55	22.39	17.28
Dividends	0.22	0.22	0.22	0.22	0.22

PERFORMANCE RATIOS (3)
Return on assets	1.03%	0.92%	0.88%	0.90%	0.85%
Core return on assets (1) (2)	1.11	0.98	0.96	0.91	0.86
Return on equity	9.45	8.39	8.22	8.40	7.64
Core return on equity (1) (2)	10.13	8.95	8.98	8.52	7.71
Core return on tangible equity (1) (2)	15.00	13.27	13.36	12.72	11.54
Net interest margin, fully taxable equivalent (FTE) (2) (4)	2.88	3.02	2.90	2.93	3.04
Core net interest margin (1) (2) (5)	2.78	2.79	2.89	2.92	3.04
Efficiency ratio (2)	61.95	61.98	59.47	60.67	64.82

ORGANIC GROWTH (Year-to-date, annualized) (2)
Total commercial loans	14%	17%	27%	33%	6%
Total loans	(2)	(3)	3	5	(2)
Total deposits	1	8	12	(0)	(7)

FINANCIAL DATA (In millions)
Total assets	$3,730	$3,726	$3,860	$3,780	$3,677
Total earning assets (6)	3,371	3,360	3,496	3,414	3,313
Total investments	641	599	619	662	646
Total loans	2,551	2,563	2,685	2,706	2,623
Allowance for credit losses	24	19	18	17	15
Total goodwill and intangible assets	127	127	127	128	128
Total deposits	2,912	2,906	2,935	2,695	2,651
Total shareholders' equity	406	411	404	404	404
Net income	9	9	8	8	8
Core earnings (1) (2)	10	9	9	9	8

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.03%	0.03%	0.06%	0.02%	0.18%
Allowance for credit losses/total loans	0.93	0.74	0.67	0.61	0.58
Loans/deposits	88	88	91	100	99
Shareholders' equity to total assets	10.87	11.04	10.48	10.69	10.98
Tangible shareholders' equity to tangible assets	7.73	7.90	7.42	7.57	7.77

A

(1)	Core measurements are non-GAAP financial measures adjusted to exclude net non-operating charges primarily related to acquisitions, restructurings, system conversions, loss on debt extinguishment and gain or loss on sale of securities, other real estate owned and premises and equipment. Refer to the Reconciliation of Non-GAAP Financial Measures in table J for additional information.
(2)	Non-GAAP financial measure.
(3)	All performance ratios are based on average balance sheet amounts, where applicable.
(4)	Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(5)	Core net interest margin excludes Paycheck Protection Program loans.
(6)	Earning assets includes non-accruing loans and interest-bearing deposits with other banks. Securities are valued at amortized cost.

B

BAR HARBOR BANKSHARES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)	2021	2020	2020	2020	2020
Assets
Cash and due from banks	$39,039	$27,566	$22,722	$24,430	$42,282
Interest-bearing deposits with other banks	184,473	198,441	192,935	46,243	43,373
Total cash and cash equivalents	223,512	226,007	215,657	70,673	85,655

Securities available for sale	626,403	585,046	604,529	641,574	626,341
Federal Home Loan Bank stock	14,826	14,036	13,975	20,265	19,897
Total securities	641,229	599,082	618,504	661,839	646,238

Loans held for sale	10,148	23,988	23,721	22,979	11,701

Total loans	2,551,064	2,562,885	2,684,970	2,706,438	2,623,282
Less: Allowance for credit losses	(23,653)	(19,082)	(17,907)	(16,509)	(15,297)
Net loans	2,527,411	2,543,803	2,667,063	2,689,929	2,607,985

Premises and equipment, net	52,253	52,458	51,424	50,464	49,978
Other real estate owned	—	—	1,983	2,318	2,205
Goodwill	119,477	119,477	119,477	119,477	119,477
Other intangible assets	7,431	7,670	7,913	8,155	8,398
Cash surrender value of bank-owned life insurance	78,388	77,870	77,388	76,896	76,400
Deferred tax asset, net	5,639	1,745	2,180	2,451	3,166
Other assets	64,742	73,662	74,400	75,084	66,139
Total assets	$3,730,230	$3,725,762	$3,859,710	$3,780,265	$3,677,342

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$586,487	$544,636	$515,064	$504,325	$400,410
NOW deposits	761,817	738,849	706,048	642,908	578,320
Savings deposits	560,095	521,638	511,938	466,668	423,345
Money market deposits	365,507	402,731	388,356	402,835	404,385
Time deposits	638,436	698,361	813,509	678,126	844,097
Total deposits	2,912,342	2,906,215	2,934,915	2,694,862	2,650,557

Senior borrowings	292,210	276,062	385,472	546,863	497,580
Subordinated borrowings	60,003	59,961	59,920	59,879	59,849
Total borrowings	352,213	336,023	445,392	606,742	557,429

Other liabilities	60,094	72,183	74,958	74,487	65,601
Total liabilities	3,324,649	3,314,421	3,455,265	3,376,091	3,273,587

Total common shareholders' equity	405,581	411,341	404,445	404,174	403,755
Total liabilities and shareholders' equity	$3,730,230	$3,725,762	$3,859,710	$3,780,265	$3,677,342

Net shares outstanding	14,950	14,916	14,929	15,214	15,587

C

BAR HARBOR BANKSHARES

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Annualized
						Growth %
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Quarter
(in thousands)	2021	2020	2020	2020	2020	End
Commercial real estate	$1,118,669	$1,084,381	$1,045,635	$982,070	$948,178	13%
Commercial and industrial	317,500	323,864	324,647	340,898	321,605	(8)
Paycheck Protection Program (PPP)	77,878	53,774	131,537	131,626	—	179
Total commercial loans	1,514,047	1,462,019	1,501,819	1,454,594	1,269,783	14
Total commercial loans, excluding PPP	1,436,169	1,408,245	1,370,282	1,322,968	1,269,783	8

Residential real estate	868,084	923,891	997,485	1,060,729	1,120,627	(24)
Consumer	106,835	113,544	119,340	124,197	128,120	(24)
Tax exempt and other	62,098	63,431	66,326	66,918	104,752	(8)
Total loans	$2,551,064	$2,562,885	$2,684,970	$2,706,438	$2,623,282	(2)%

DEPOSIT ANALYSIS

						Annualized
						Growth %
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Quarter
(in thousands)	2021	2021	2020	2020	2020	End
Demand	$586,487	$544,636	$515,064	$504,325	$400,410	31%
NOW	761,817	738,849	706,048	642,908	578,320	12
Savings	560,095	521,638	511,938	466,668	423,345	29
Money market	365,507	402,731	388,356	402,835	404,385	(37)
Total non-maturity deposits	2,273,906	2,207,854	2,121,406	2,016,736	1,806,460	12
Total time deposits	638,436	698,361	813,509	678,126	844,097	(34)
Total deposits	$2,912,342	$2,906,215	$2,934,915	$2,694,862	$2,650,557	1%

D

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended
	March 31,
(in thousands, except per share data)	2021	2020
Interest and dividend income
Loans	$24,205	$27,987
Securities and other	3,979	5,507
Total interest and dividend income	28,184	33,494
Interest expense
Deposits	2,951	6,020
Borrowings	1,811	2,911
Total interest expense	4,762	8,931
Net interest income	23,422	24,563
Provision for credit losses	(489)	1,111
Net interest income after provision for loan losses	23,911	23,452
Non-interest income
Trust and investment management fee income	3,666	3,369
Customer service fees	2,970	3,112
Gain on sales of securities, net	—	135
Mortgage banking income	2,570	457
Bank-owned life insurance income	518	537
Customer derivative income	410	588
Other income	114	223
Total non-interest income	10,248	8,421
Non-interest expense
Salaries and employee benefits	12,176	11,884
Occupancy and equipment	4,328	4,420
Loss on sales of premises and equipment, net	8	92
Outside services	432	534
Professional services	558	672
Communication	321	289
Marketing	290	388
Amortization of intangible assets	241	256
Loss on debt extinguishment	—	—
Acquisition, conversion and other expenses	889	103
Other expenses	3,248	3,721
Total non-interest expense	22,491	22,359
Income before income taxes	11,668	9,514
Income tax expense	2,188	1,793
Net income	$9,480	$7,721

Earnings per share:
Basic	$0.63	$0.50
Diluted	0.63	0.50

Weighted average shares outstanding:
Basic	14,934	15,558
Diluted	15,007	15,593

E

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands, except per share data)	2021	2020	2020	2020	2020
Interest and dividend income
Loans	$24,205	$26,687	$25,918	$26,493	$27,987
Securities and other	3,979	4,013	4,557	4,942	5,507
Total interest and dividend income	28,184	30,700	30,475	31,435	33,494
Interest expense
Deposits	2,951	3,606	3,869	4,548	6,020
Borrowings	1,811	1,732	1,941	2,297	2,911
Total interest expense	4,762	5,338	5,810	6,845	8,931
Net interest income	23,422	25,362	24,665	24,590	24,563
Provision for credit losses	(489)	1,360	1,800	1,354	1,111
Net interest income after provision for credit losses	23,911	24,002	22,865	23,236	23,452
Non-interest income
Trust and investment management fee income	3,666	3,318	3,532	3,159	3,369
Customer service fees	2,970	2,890	2,886	2,439	3,112
Gain on sales of securities, net	—	3,959	—	1,351	135
Mortgage banking income	2,570	2,654	2,649	1,124	457
Bank-owned life insurance income	518	482	492	496	537
Customer derivative income	410	1,086	316	513	588
Other income	114	334	227	628	223
Total non-interest income	10,248	14,723	10,102	9,710	8,421
Non-interest expense
Salaries and employee benefits	12,176	13,318	11,809	11,909	11,884
Occupancy and equipment	4,328	4,192	4,279	3,860	4,420
Loss (gain) on sales of premises and equipment, net	8	(122)	—	(2)	92
Outside services	432	571	438	442	534
Professional services	558	572	479	337	672
Communication	321	194	215	194	289
Marketing	290	415	300	282	388
Amortization of intangible assets	241	256	256	256	256
Loss on debt extinguishment	—	—	—	1,351	—
Acquisition, conversion and other expenses	889	4,849	691	158	103
Other expenses	3,248	3,571	3,952	3,479	3,721
Total non-interest expense	22,491	27,816	22,419	22,266	22,359
Income before income taxes	11,668	10,909	10,548	10,680	9,514
Income tax expense	2,188	2,269	2,146	2,199	1,793
Net income	$9,480	$8,640	$8,402	$8,481	$7,721

Earnings per share:
Basic	$0.63	$0.58	$0.56	$0.55	$0.50
Diluted	0.63	0.58	0.56	0.55	0.50

Weighted average shares outstanding:
Basic	14,934	14,909	15,079	15,424	15,558
Diluted	15,007	14,952	15,103	15,441	15,593

F

BAR HARBOR BANKSHARES

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED

	Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2021	2020	2020	2020	2020
Earning assets
Interest-bearing deposits with other banks (1)	0.09%	0.11%	0.09%	0.08%	1.16%
Securities available for sale and FHLB stock	2.79	2.97	3.04	3.26	3.50
Loans:
Commercial real estate	3.68	3.74	3.81	4.11	4.46
Commercial and industrial	3.86	3.92	4.39	4.13	4.89
Paycheck protection program	8.12	11.56	3.18	3.34	—
Residential	3.76	3.74	3.71	3.81	3.84
Consumer	3.56	3.65	3.42	3.81	5.20
Total loans	3.85	4.03	3.81	3.94	4.30
Total earning assets	3.46%	3.65%	3.57%	3.73%	4.12%

Funding liabilities
Deposits:
NOW	0.14%	0.15%	0.14%	0.14%	0.40%
Savings	0.13	0.13	0.13	0.15	0.25
Money market	0.14	0.14	0.16	0.40	1.01
Time deposits	1.44	1.64	1.69	1.94	1.92
Total interest-bearing deposits	0.51	0.61	0.66	0.81	1.08
Borrowings	2.16	1.83	1.60	1.51	2.10
Total interest-bearing liabilities	0.72%	0.77%	0.82%	0.96%	1.28%

Net interest spread	2.74	2.88	2.75	2.77	2.84
Net interest margin (1)	2.88	3.02	2.90	2.93	3.04
Core net interest margin (2)	2.78	2.79	2.89	2.92	3.04

(1)	Income from interest-bearing deposits with other banks has been separated from securities and restated for prior periods to conform to the current period presentation.
(2)	Core net interest margin excludes Paycheck Protection Program loans.

G

BAR HARBOR BANKSHARES

AVERAGE BALANCES - UNAUDITED

	Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)	2021	2020	2020	2020	2020
Assets
Interest-bearing deposits with other banks (1)	$176,728	$176,747	$92,066	$71,067	$16,933
Securities available for sale and FHLB stock (2)	613,459	563,118	627,162	648,185	661,848
Loans:
Commercial real estate	1,099,937	1,059,574	1,012,194	952,264	945,851
Commercial and industrial	377,176	386,201	399,734	417,620	423,393
Paycheck protection program	65,149	91,109	131,605	104,740	—
Residential real estate	916,633	995,173	1,060,084	1,117,608	1,141,908
Consumer	109,802	115,876	121,248	126,413	130,471
Total loans (3)	2,568,697	2,647,933	2,724,865	2,718,645	2,641,623
Total earning assets	3,358,884	3,387,798	3,444,093	3,437,897	3,320,404
Cash and due from banks	23,221	22,473	36,521	43,165	40,818
Allowance for credit losses	(24,822)	(18,690)	(17,028)	(15,678)	(15,242)
Goodwill and other intangible assets	127,024	127,264	127,508	127,751	128,014
Other assets	232,477	237,424	223,316	213,986	187,765
Total assets	$3,716,784	$3,756,269	$3,814,410	$3,807,121	$3,661,759

Liabilities and shareholders' equity
Deposits:
NOW	$749,100	$713,464	$677,706	$611,860	$570,127
Savings	541,203	516,266	488,508	450,621	410,931
Money market	378,743	399,543	396,351	411,232	373,650
Time deposits	675,422	734,523	777,424	776,042	892,654
Total interest-bearing deposits	2,344,468	2,363,796	2,339,989	2,249,755	2,247,362
Borrowings	340,209	376,437	481,687	612,538	556,824
Total interest-bearing liabilities	2,684,677	2,740,233	2,821,676	2,862,293	2,804,186
Non-interest-bearing demand deposits	550,657	535,402	507,844	472,688	406,951
Other liabilities	74,646	71,119	78,072	66,302	44,343
Total liabilities	3,309,980	3,346,754	3,407,592	3,401,283	3,255,480
Total shareholders' equity	406,804	409,515	406,818	405,838	406,279
Total liabilities and shareholders' equity	$3,716,784	$3,756,269	$3,814,410	$3,807,121	$3,661,759

(1)	Total average interest-bearing deposits with other banks is net of Federal Reserve daily cash letter.
(2)	Average balances for securities available-for-sale are based on amortized cost.
(3)	Total average loans include non-accruing loans and loans held for sale.

H

BAR HARBOR BANKSHARES

ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)	2021	2020	2020	2020	2020
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$4,664	$4,251	$4,714	$3,981	$2,227
Commercial installment	1,534	1,466	1,820	1,790	1,996
Residential real estate	6,753	5,729	7,154	7,194	5,089
Consumer installment	1,118	742	720	1,023	744
Total non-accruing loans	14,069	12,188	14,408	13,988	10,056
Other real estate owned	—	—	1,983	2,318	2,205
Total non-performing assets	$14,069	$12,188	$16,391	$16,306	$12,261

Total non-accruing loans/total loans	0.55%	0.48%	0.54%	0.52%	0.38%
Total non-performing assets/total assets	0.38	0.33	0.42	0.43	0.33

PROVISION AND ALLOWANCE FOR CREDIT LOSSES
Balance at beginning of period	$19,082	$17,907	$16,509	$15,297	$15,353
Charged-off loans	(216)	(297)	(439)	(220)	(1,211)
Recoveries on charged-off loans	48	112	37	78	44
Net loans charged-off	(168)	(185)	(402)	(142)	(1,167)
Impact of CECL adoption	5,228	—	—	—	—
Provision for credit losses	(489)	1,360	1,800	1,354	1,111
Balance at end of period	$23,653	$19,082	$17,907	$16,509	$15,297

Allowance for credit losses/total loans	0.93%	0.74%	0.66%	0.60%	0.58%
Allowance for credit losses/non-accruing loans	168	157	124	118	152

NET LOAN CHARGE-OFFS
Commercial real estate	$(131)	$63	$(252)	$71	$(846)
Commercial installment	1	(228)	(10)	(155)	(170)
Residential real estate	(28)	(21)	1	(20)	(1)
Consumer installment	(10)	1	(141)	(38)	(150)
Total, net	$(168)	$(185)	$(402)	$(142)	$(1,167)

Net charge-offs (QTD annualized)/average loans	0.03%	0.03%	0.06%	0.02%	0.18%
Net charge-offs (YTD annualized)/average loans	0.03	0.07	0.08	0.10	0.18

DELINQUENT AND NON-ACCRUING LOANS/ TOTAL LOANS
30-89 Days delinquent	0.43%	0.58%	0.16%	0.28%	0.84%
90+ Days delinquent and still accruing	0.01	—	0.08	0.04	0.08
Total accruing delinquent loans	0.44	0.58	0.24	0.32	0.92
Non-accruing loans	0.55	0.48	0.54	0.52	0.38
Total delinquent and non-accruing loans	0.99%	1.06%	0.78%	0.84%	1.30%

I

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)		2021	2020	2020	2020	2020
Net income		$9,480	$8,640	$8,402	$8,481	$7,721
(Gain) on sale of securities, net		—	(3,959)	—	(1,351)	(135)
Loss (gain) on sale of premises and equipment, net		8	(122)	—	(2)	92
(Gain) loss on other real estate owned		—	(11)	335	—	31
Loss on debt extinguishment		—	—	—	1,351	—
Acquisition, conversion and other expenses		889	4,849	691	158	103
Income tax expense (1)		(213)	(179)	(245)	(37)	(22)
Core earnings (2)	(A)	$10,164	$9,218	$9,183	$8,600	$7,790

Net interest income	(B)	$23,422	$25,362	$24,665	$24,590	$24,563
Non-interest income		10,248	14,723	10,102	9,710	8,421
Total Revenue		33,670	40,085	34,767	34,300	32,984
(Gain) on sale of securities, net		—	(3,959)	—	(1,351)	(135)
Total core revenue (2)	(C)	$33,670	$36,126	$34,767	$32,949	$32,849

Total non-interest expense		22,491	27,816	22,419	22,266	22,359
(Loss) gain on sale of premises and equipment, net		(8)	122	—	2	(92)
Gain (loss) on other real estate owned		—	11	(335)	—	(31)
Loss on debt extinguishment		—	—	—	(1,351)	—
Acquisition, conversion and other expenses		(889)	(4,849)	(691)	(158)	(103)
Core non-interest expense (2)	(D)	$21,594	$23,100	$21,393	$20,759	$22,133

Total revenue		33,670	40,085	34,767	34,300	32,984
Total non-interest expense		22,491	27,816	22,419	22,266	22,359
Pre-tax, pre-provision net revenue		$11,179	$12,269	$12,348	$12,034	$10,625

Core revenue		33,670	36,126	34,767	32,949	32,849
Core non-interest expense		21,594	23,100	21,393	20,759	22,133
Core pre-tax, pre-provision net revenue		$12,076	$13,026	$13,374	$12,190	$10,716

(in millions)
Average earning assets	(E)	$3,359	$3,388	$3,444	$3,438	$3,320
Average paycheck protection program (PPP) loans	(R)	65	91	132	105	—
Average earning assets, excluding PPP loans	(S)	3,294	3,297	3,312	3,333	3,320
Average assets	(F)	3,717	3,756	3,814	3,807	3,662
Average shareholders' equity	(G)	407	410	407	406	406
Average tangible shareholders' equity (2) (3)	(H)	280	282	279	278	278
Tangible shareholders' equity, period-end (2) (3)	(I)	279	284	277	277	276
Tangible assets, period-end (2) (3)	(J)	3,603	3,598	3,732	3,653	3,549

J

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)		2021	2020	2020	2020	2020
Common shares outstanding, period-end	(K)	14,950	14,916	14,929	15,214	15,587
Average diluted shares outstanding	(L)	15,007	14,952	15,103	15,441	15,593

Core earnings per share, diluted (2)	(A/L)	$0.68	$0.62	$0.61	$0.56	$0.50
Tangible book value per share, period-end (2)	(I/K)	18.64	19.05	18.56	18.18	17.70
Securities adjustment, net of tax (1) (4)	(M)	4,510	10,023	11,681	11,412	9,560
Tangible book value per share, excluding securities adjustment (2) (4)	(I+M)/K	18.34	18.38	17.78	17.43	17.09
Tangible shareholders' equity/total tangible assets (2)	(I/J)	7.73	7.90	7.42	7.57	7.77

Performance ratios (5)
GAAP return on assets		1.03%	0.92%	0.88%	0.90%	0.85%
Core return on assets (2)	(A/F)	1.11	0.98	0.96	0.91	0.86
GAAP return on equity		9.45	8.39	8.22	8.40	7.64
Core return on equity (2)	(A/G)	10.13	8.95	8.98	8.52	7.71
Core return on tangible equity (1) (2)	(A+Q)/H	15.00	13.27	13.36	12.72	11.54
Efficiency ratio (2) (6)	(D-O-Q)/(C+N)	61.95	61.98	59.47	60.67	64.82
Net interest margin	(B+P)/E	2.88	3.02	2.90	3.04	2.94
Core net interest margin (2) (7)	(B+P-T)/S	2.78	2.79	2.89	2.92	3.04

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$595	$542	$570	$646	$719
Franchise taxes included in non-interest expense	(O)	125	117	121	120	119
Tax equivalent adjustment for net interest margin	(P)	433	396	416	490	551
Intangible amortization	(Q)	241	256	256	256	256
Interest and fees on PPP loans	(T)	1,304	2,648	1,052	869	—

(1)	Assumes a marginal tax rate of 23.71% in the first quarter of 2021 and fourth quarter of 2020 and 23.87% for the first three quarters of 2020.
(2)	Non-GAAP financial measure.
(3)	Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Securities adjustment, net of tax represents the total unrealized loss on available-for-sale securities recorded on the Company's consolidated balance sheets within total common shareholders' equity.
(5)	All performance ratios are based on average balance sheet amounts, where applicable.
(6)	Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.
(7)	Core net interest margin excludes Paycheck Protection Program loans.

K